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                                  EXHIBIT 21.2

             CONSENT OF BERENFELD, SPRITZER, SHECHTER & SHEER, CPA'S



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CONSENT OF FORMER INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



Intelilabs.com, Inc.
Water Gardens 1620 26th Street
3rd Floor Santa Monica, CA 90404

I hereby consent to the use in Intelilabs.com's Form 10-KSB, of our report dated August 31, 1999, relating to the financial statements of Quentin Road Productions, Inc. (now known as Intelilabs.com, Inc.).



Berenfeld Spritzer Shechter & Sheer
CERTIFIED PUBLIC ACCOUNTANTS

Miami, Florida
September 26, 2000